As filed with the Securities and Exchange Commission on January 31, 2008

File No._______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE ANDINA GROUP, INC.

(Name of small business issuer in its charter)

Nevada	7380	20-1445018
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1297 N. Jodi Drive Layton, UT 84041

 (801) 558-2110

(Address and telephone number of principal executive offices and principal place of business)

John Chris Kirch

5017 Wild Buffalo Ave., Las Vegas, NV 89131

(801) 244-2423

(Name, address and telephone number of agent for service)

Copies to:

Justeene Blankenship, PLLC

7069 S. Highland Dr. Suite 300, Salt Lake City, Utah 84121

(801) 274-1088

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

i

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001	2,146,600	$1.00 per share	$ 2,146,600	$ 84.36
TOTAL	2,146,600		$ 2,146,600	$ 84.36

(1)

This registration statement covers the resale by certain selling stockholders of up to an aggregate of 2,146,600 shares of  The Andina Group, Inc. common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE ANDINA GROUP, INC.

1297 N. Jodi Drive

Layton, UT 84041

2,146,600 Common Shares

We have no public market for our common stock

Investing in our common stock involves risks which are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Selling shareholders are offering 2,146,600 shares at $1.00 per share for the duration of the offering or until and if our shares are quoted on the Over-the-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions. We have no market for our common stock and we will receive no proceeds from the sale.

The date of this prospectus is ________, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY

3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

5

RISK FACTORS

5

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

10

SELLING STOCKHOLDERS

11

PLAN OF DISTRIBUTION

13

LEGAL PROCEEDINGS

14

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

15

DESCRIPTION OF SECURITIES

16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

16

INTERESTS OF NAMED EXPERTS AND COUNSEL

19

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

19

DESCRIPTION OF BUSINESS

20

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION

23

DESCRIPTION OF PROPERTY

27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

28

EXECUTIVE COMPENSATION

29

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

30

FINANCIAL STATEMENTS

30

PROSPECTUS SUMMARY

Our Business

We were incorporated on June 17, 2004 in the state of Nevada under the name The Andina Group, Inc. for the purpose of selling multi-media marketing services and other related services to network marketing groups. Specifically, we assist network marketers in using marketing tools such as:

•

public relations and event promotions;

•

print advertising services;

•

multi-media marketing services which includes internet, radio and/or TV; and

•

collateral development  of product awareness through brochures, newsletters and mailings.

Most of our services are provided by our president.

Corporate Information

Our principal executive offices are located at 1297 N. Jodi Drive Layton, UT 84041. Our telephone number is 801-558-2110.

The Offering

We are registering 2,146,600 common shares to be sold by selling stockholders who are identified in the “Selling Stockholders” section starting on page 10.  The 2,146,600 being offered for resale represents 34% of our issued and outstanding shares. We will not receive any of the proceeds from the sale of the shares. These shares will be sold from time to time at the total discretion of the selling stockholders.  See “Plan of Distribution” starting on page 12 for further details about the possible methods of sale that may be used by the selling stockholders.

     Shares of common stock outstanding as December 31, 2007

6,146,600

     Shares of common stock to be registered

2,146,600

     Common stock outstanding after the offering

6,146,600

Summary Financial Data

You should read the following summary financial information together with the “Management’s Discussion and Analysis” section of this prospectus as well as with our Financial Statements and Notes.  We have an accumulated deficit of $112,149 as of June 30, 2007 which decreased slightly to $111,847 as of September 30, 2007; our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Summary Financial Information

	(Unaudited)	(Audited)
	Three Months Ended	For the Year Ended
Balance Sheet Information	September 30, 2007	June 30, 2007
Current Assets	$ 310	$ 8
Fixed Assets/Property	-	-
Total Assets	310	8
Total Liabilities	-	-
Accumulated Deficit	(111,847)	(112,149)
Total Stockholders’ Equity	310	8
	(Unaudited)	(Audited)
	Three Months Ended	For the Year Ended
Statements of Operations Information	September 30, 2007	June 30, 2007
Total sales revenues	$ 8,000	$ 21,000
General and administrative expenses	7,698	83,616
Net Income (Loss)	302	(62,616)
Net Loss Per Share	0.00	(0.01)
Weighted Average Shares Outstanding	6,146,600	6,146,600

References in this prospectus to “The Andina Group,” “Andina,” “we,”  “us,” and “our” refer to The Andina Group, Inc.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.

RISK FACTORS

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

Risks Related to Our Financial Condition

Our limited operating history will make it difficult for you to evaluate an investment in our common stock, which could result in a loss of your entire investment.

We were formed June 17, 2004. It will be difficult for you to evaluate an investment in our common stock due to our limited operating history. We have operated at a loss with a net loss from operations in each of our last two fiscal years.   There is no assurance we will be successful in the development, operation, and profitability of our multi-media marketing business. Our revenues have been inconsistent and our costs of doing business continue to exceed our revenues.  It is likely we will continue to operate at a loss until our operations expand.  It will therefore be very difficult for you to evaluate the investment potential of our company. You could lose your entire investment.

We will need capital to fund our losses and for business expansion, the amount of which has not yet been determined.  Additional capital may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and could ultimately result in our inability to continue in business.

We currently operate at a loss with net losses in each of our last two fiscal years and only nominal operating income in our current quarter. We expect to continue to experience losses in the near future. Our income from operations is not sufficient to fund our day-to-day operations nor is it sufficient to promote any expansion.  Although we have no immediate plans of raising additional capital, we will need to raise additional funds in the future to fund our losses, expand our business, promote more aggressive marketing programs and/or for the acquisition of complementary businesses. The amount of funding we will require has not yet been determined and depends on many factors not the least of which is the amount of revenues we generate, whether or not management will be able to reduce our operating expenses and how aggressively we market our services in the next twelve months.  Our revenues have been inconsistent making it difficult to analyze our cash needs and we have not yet made a determination as to how much additional financing we will need.  In the past we have relied on sales of our common stock to fund operations but may also look to other forms of debt or equity financing. We may also rely on loans from related or non-related parties. The success of raising capital is dependent on:

•

market and economic conditions;

•

our financial condition and operating performance; and

•

investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us and we may not be successful in raising additional capital when we need it. The inability to raise capital when needed could result in our inability to continue in business.

We will incur substantial costs and expenses to comply with SEC reporting requirements once our registration statement is declared effective; these costs will place a substantial burden on our cash flows and may negatively impact our financial condition

Once the registration statement which this prospectus is made a part of is declared effective by the SEC, we will continue to incur substantial legal and accounting costs associated with compliance with various reporting requirements imposed by the Securities and Exchange Act of 1934.  These costs will place a substantial burden on our cash flows especially if we incur these expenses at a time when cash flows from operations are reduced or unavailable which could force us to postpone or abandon business development or marketing at a critical time or borrow money under unfavorable terms.  As a result, our financial condition may be negatively impacted.

Our auditors have expressed concern as to whether we can continue as a going concern

We have incurred ongoing operating losses and do not currently have financing commitments in place to meet expected cash requirements for the next year.  We have suffered net losses for our last two fiscal years of $62,616 and $38,988, respectively. Although we had nominal operating income in our first quarter of our fiscal year ended June 30, 2008 of $302, we had an accumulated deficit at that end of that period of $111,847. We are unable to fund our day-to-day operations through revenues alone and management believes we will continue to incur operating losses in the near future while we try to increase our share of a very narrow market, or expand our market into other similar areas. We may be unable to increase our revenues sufficiently to achieve profitability. Our auditors have expressed concern as to whether we can continue as a going concern in their report.

Risks Related to our Business

We may not be able to compete successfully because we have little market share and directly compete with national and international companies such as BSMG Worldwide, Golin Harris International, Porter Novelli International, Weber Public Relations Worldwide as well as local agencies, which are well-established and aggressively pursuing business throughout the United States

Although management believes we can operate successfully in Utah, Nevada and throughout the United States for a reasonable price, other marketing companies are aggressively pursuing business in our locale and in similar markets.  We will experience intense competition from major national marketing companies, as well as local and regional companies that have substantially greater financial resources, experience and marketing organizations. In order to compete, we have chosen to pursue a particular and relatively narrow market which is not limited to a specific locale, that is small businesses especially network marketers. Our ability to compete will depend on our ability to obtain customers by attracting them to our services from that narrow market. In addition, we are at a competitive disadvantage because we are a small company with limited resources. We may not be able to compete successfully or achieve profits. See “Competitive Business Conditions...” on p.21.

Our director and officer is inexperienced in the management of public companies and will only devote part time efforts to our business which may not be sufficient to successfully develop it; both this lack of experience and potential conflicts of interest for both time or corporate opportunity could have a negative impact on our growth potential.

The amount of time which our officer and director will devote to the business will be limited. Burke Green will only devote about 25-50% of his time.  Mr. Green has other business interests. The hours he devotes to our business may not be sufficient to fully develop our business or fully manage the reporting requirements of being a public company without outside assistance.  In addition, Mr. Green has no experience managing a public company or acting in the capacity of principal accounting or financial officer of a public company and therefore will be heavily reliant on outside services to assist him in all aspects of our financial reporting. This will place additional financial burdens on our company. Furthermore, there exists, potential conflicts of interest, including, among other things, time, effort and corporate opportunity involved with participation in other business entities. We have no agreements with our officer and director as to how he will allocate his time to us or how he will handle corporate opportunities.

We have a narrow target market which could negatively impact our growth opportunities and our revenues if we do not successfully capture it.

Our current business plan focuses mainly on a narrow target market, independent distributors of network marketing companies; our success will be directly tied to both the success of the respective products in the marketplace as well as the success and growth of the individual distributors. If the product(s) fails to succeed or if we fail to sell our service to the network marketing distributors, both our revenues and our growth opportunities will be negatively impacted.  We currently do not have sufficient cash flows from operations derived from our market niche and may never have sufficient growth opportunities from it.  Lack of cash flows could prohibit us from continuing our business operations.

We are currently dependent on one customer to generate revenues and do not have any long-term agreement with that client; the loss of our client’s business could result in a total lack of revenues unless we are able attract additional clients.

Although we will attempt to have multiple clients at any given time, we currently depend on only one client, who is also a related party, to generate revenues.  Furthermore, we do not enter into any type of formal agreement regarding our services with our clients.  Management must seek new and additional clients especially at the completion of any given job. Our future operations could be seriously affected if the related party ceases doing business with us especially if we fail to secure additional and new clients. This could result in a total lack of revenues and would negatively impact our cash flows.

Risks Related to this Offering, Our Stock Price, and Corporate Control

We have no public market for our stock and there is no assurance one will develop; you may have difficulty liquidating your investment.

There is no public market for our shares of common stock although we intend to apply for quotation on the Over-the Counter Bulletin Board (OTCBB) sometime in the future. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. We have not, as of this date, approached any broker-dealer regarding application for quotation on the OTCBB

When and if we apply for quotation on the OTCBB, the process can be time consuming and we could ultimately fail to achieve a quotation; if our stock does not become quoted on the OTCBB or we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process which can ultimately be time consuming and may result in failure.  In order to be quoted on the OTCBB, we are required to be a “reporting company” and we must find a broker who will submit a Form 211 application to FINRA.  We will be a “reporting company” once our registration statement is declared effective by the SEC. We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process especially in light of recent rule changes related to small businesses which will be effective in early February 2008. In addition we cannot predict how long it will take to achieve a quotation once we make application although we would anticipate approximately three to nine months from when we begin the process. Once we are quoted we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading.  In addition, recent rule changes impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•

the delivery of standardized risk disclosure documents;

•

the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the  customers account;

•

written determination that the penny stock is a suitable investment for purchaser;

•

written agreement to the transaction from purchaser; and

•

a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

We have never paid cash or stock dividends on our common shares and this could discourage potential investors from purchasing our shares.

Potential investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

Our officer and director controls a significant portion of our stock which gives him significant influence on all matters requiring stock holder approval; they could prevent transactions which would be in the best interests of the other stockholders.

Our sole director and officer, whose interests may differ from other stockholders, has the ability to exercise significant control over us. This individual beneficially own approximately 81.38% of our common stock. This stockholder is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of The Andina Group This individual could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officer and director may not necessarily be in the best interests of the shareholders in general.

USE OF PROCEEDS

We are registering the shares for the benefit of the selling stockholders and they will sell the shares from time to time under this prospectus.  We will not receive the proceeds from the shares sold by the selling stockholders.  We will pay the costs of this offering, which are estimated to be approximately $20,000, with the exception of the costs incurred by the selling stockholders for their legal counsel and the costs they may incur for brokerage commissions on the sale of their shares

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $1.00 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $1.00 per share because we believe that the price of $1.00 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchased in this offering.  Our common stock has never been traded on any exchange or market prior to this offering.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Management and 5% Holders

The following table sets forth certain information regarding the beneficial ownership of the our common stock as of the most recent practicable date, December 31, 2007, (i) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each director and executive officer, and (iii) all directors and executive officers as a group, and is based on 6,146,600 shares issued and outstanding at that date.

OWNERSHIP OF MANAGEMENT AND 5% HOLDERS

		Amount & Nature	Percent
	Title of	Of Beneficial	Of
Name and Address	Class	Ownership (1)	Class

Burke Green	Common	5,002,300	81.38%
1297 N. Jodi Drive
Layton, UT 84041
Director, 5% Owner, PEO
President, Secretary, PFO

(1)

The term “beneficial owner” refers to both the power of investment (the right to buy and sell) and rights of ownership (the right to receive distributions from the Company and proceeds from sales of the shares). All ownership is direct.

(2)

Includes 2,000 shares held of record by his wife, Brandi Green, and 300 shares in the names of their 3 minor children of 100 shares each

SEC Rule 13d-3 generally provides that beneficial owners of securities include any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such securities, and any person who has the right to acquire beneficial ownership of such security within 60 days. Any securities not outstanding which are subject to such options, warrants or conversion privileges exercisable within 60 days are treated as outstanding for the purpose of computing the percentage of outstanding securities owned by that person.  Such securities are not treated as outstanding for the purpose of computing the percentage of the class owned by any other person.  At the present time there are no outstanding options, warrants or conversion privileges for any or our existing or proposed securities.

Changes in Control

To the best of our knowledge, there are no contractual arrangements or pledges of our securities, which may at a subsequent date result in a change of our control.

SELLING STOCKHOLDERS

An aggregate of 2,146,600 shares of common stock may be offered for resale by the selling stockholders which equals approximately 35% of our outstanding shares. The following table identifies the selling stockholders under this prospectus with footnotes identifying their relationship to The Andina Group during the past three years. Each of these stockholders is offering their entire share position except Burke Green who is offering 1,000,000 of his 5,000,000 shares.

There are no material relationships between any of the selling stockholders and The Andina Group or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years other than those disclosed under footnotes below. Set forth in the table below is the percentage of outstanding shares owned by each selling stockholder both before the offering and after the offering presuming each stockholder sells the entire amount offered.

   PERCENTAGE

NAME

ADDRESS

OFFERED

BEFORE       AFTER

Burke Green (1)

Layton, UT 84041

1,000,000

81.35

65.07

Kelly Trimble

(5)

Salt Lake City, UT 84124

20,000

*

0

John Chris Kirch (5)

Salt Lake City, UT 84124

10,000

*

0

Shon Val Kunz (2)(7)

Victor, ID 83455

220,000(9)

3.57

0

Joseph Lilly and Lori Fox (5)

Sacramento, CA 95825

20,000

*

0

Ken Porter (5)

Mantua, UT 84324

10,000

*

0

Paula Madsen

(5)

Lindon, UT 84042

4,000

*

0

Val D. Kunz (2)

Victor, ID 83455

1,000

*

0

Sid Kunz (2)(7)

Victor, ID 83455

195,000(8)

3.17

0

Randy Carson

(5)

Victor, ID 83455

7,500

*

0

Scott Kunz (2)

Victor, ID 83455

500

*

0

Mark Fawcett

(5)

Pittsburgh, PA 15241

5,000

*

0

Webb T. Moulton (5)(6)

Meridian, ID 83641

1,000

*

0

Deborah R. Fawcett (5)(6)

Pittsburgh, PA 15241

2,000

*

0

Kenneth R. Basket (5) (6)

Eagle, ID 83616

1,000

*

0

Mark C. Bowman (5)

Vandergrift, PA 15690

5,000

*

0

Beth Joseph (5)

McMurray, PA 15317

5,000

*

0

Kevin Joseph

(5)

McMurray, PA 15317

5,000

*

0

Brandi Green (3)(6)

Layton, UT 84041

2,000

*

0

William Christensen(5)

Layton, UT 84041

100

*

0

Braden Carver

(5)

Centerville, UT 84014

500

*

0

Morgan Green

 (4)

Layton, UT 84041

100

*

0

Amber Carver

(5)

Centerville, UT 84014

500

*

0

Kody Green (4)

Layton, UT 84041

100

*

0

Colton Green (4)

Layton, UT 84041

100

*

0

Jennie Christensen (5)

Layton, UT 84041

100

*

0

Jessica Bowman (5)

Vandergrift, PA 15690

200

*

0

Rebecca Bowman (5)

Vandergrift, PA 15690

200

*

0

Sabrina Bowman (5)

Vandergrift, PA 15690

200

*

0

Jennifer Tiapson (5)

Spanish Fork, UT 84660

1,000

*

0

Joseph Linn Tiapson (5)

Spanish Fork, UT 84660

1,500

*

0

Jeff Tolsma

(5)

Provo, UT 84604

500

*

0

John Fawcett

(5)

Upper St. Clair, PA 15241

200

*

0

Mitchell Fawcett (5)

Upper St. Clair, PA 15241

200

*

0

Mark Peterson

 (5)

West Jordan, UT 84084

100

*

0

Derek Fox (5)

Draper, UT 84020

10,000

*

0

Darin Wilson

(5)

Riverton, UT 84096

10,000

*

0

Mary Mahoney (5)

Salt Lake City, UT

3,500

*

0

David Steinhaus (5)

Boise, ID 83707

500

*

0

Philip Kern (5)

Provo, UT 84606

500

*

0

Daniel Cartisano (5)(7)

Salt Lake City, UT 84121

200,000

3.25

0

David Miles Oman (5)(7)

Sandy, UT 84093

200,000

3.25

0

Sheldon Cohen (5)(7)

Salt Lake City, UT 84121

200,000

3.25

0

* Less than 1%

(1)

Sole officer/director and majority shareholder of The Andina Group. Burke Green owns 81.35 % of our outstanding shares directly and 81.38% if including the shares owned by his wife and minor children; the shares owned by his wife and minor children are listed in this selling shareholder list separately and footnoted (3) (4) and (6).

(2)

Investor and a relative of Burke Green our sole director/officer, and majority stockholder

(3)

Brandi Green is the spouse of Burke Green, sole officer/director and majority shareholder; Brandi and Burke Green and their minor children own 81.38% of our outstanding shares; Brandi was gifted her shares by her husband in November 2006

(4)

Immediate family member of Burke Green.

(5)

Investor

(6)

Shares were gifted by Burke Green in November of 2006

(7)

Purchased shares from Burke Green in November 2007 in a private transaction in which Mr. Green sold 994,000 of his shares to 5 individuals

(8)

194,000 of his shares were purchased from Mr. Green in a private transaction in Nov. 2007; 1,000 were purchased from the issuer in October of 2006 in a private placement

(9)

200,000 shares were purchased from Mr. Green in a private transaction in November 2007; 20,000 shares were purchased from the issuer in a private placement in October 2006.

PLAN OF DISTRIBUTION

Our selling shareholders will sell their shares at a price of $1.00 per share until and if our shares are quoted on the Over-The-Counter-Bulletin-Board and thereafter at prevailing market prices or in privately negotiated transactions.  The selling shareholders may sell or distribute their common stock from time to time themselves, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.  The sale of the common stock offered by the selling shareholders through this prospectus may be effected in one or more of the following:

•

ordinary brokers' transactions;

•

transactions involving cross or block trades or otherwise;

•

purchases by brokers, dealers or underwriters as principal and  resale by such purchasers for their own accounts pursuant to this   prospectus;

•

“at the market” to or through market makers or into any market for the common stock which may develop;

•

in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

in privately negotiated transactions; or

•

any combination of the foregoing.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both.  The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any broker dealers participating in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of the selling shareholders, and any commissions received by any broker-dealers may be deemed underwriting commissions or discounts under the Securities Act. Since the selling stockholders may be deemed to be “underwriters” they will be subject to the prospectus delivery requirements of the Securities Act. Neither we, nor any selling shareholder, can presently estimate the amount of compensation that any agent will receive.  We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

In the event that the selling shareholders enter into an agreement, after the date of this prospectus, with any broker dealer or underwriter for such broker, dealer or underwriter to act as principal and such entity is acting as an underwriter, we will file a post-effective amendment to this prospectus identifying such entity, providing the required information in this plan of distribution and revising the disclosures in this prospectus and the related registration statement. Additionally, in such event we will file any such agreement as an exhibit to the registration statement.

We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders.

We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases make in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

Selling shareholders may also elect to sell their shares through the safe harbor provided under Rule 144 whether or not this registration statement is in effect provided a market exists for our stock and provided they meet each of the terms and conditions set forth under the rule.

LEGAL PROCEEDINGS

There are no legal proceedings or pending litigation to which we are a party, or against any of our officers or directors as a result of their capacities with us, and we are not aware of any threat of such litigation.  We are not aware of any proceeding involving us that a governmental authority may be contemplating.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

The following person currently serves as our director and officer:

Name	Age	Position	Director Since
Burke Green	40	President, Director, Secretary, PEO, PFO	July 2006

Background

Burke Green is our President, Sole Director, and Secretary. He also acts as our principal executive and financial officer. Mr. Green graduated from Ricks College in 1988 with a degree in Business. Mr. Green currently runs his own network marketing firm, KAATN of Wyoming. He was an independent distributor for the network marketing company USANA Health Sciences from 1992 until early 2005 when be became an independent distributor for the network marketing company Monavie in April 2005. From 1988 until the present, Mr. Green has been working in the network marketing and business development industry.

Directorships in Other Public Companies

Our sole director does not serve as a director of any other reporting company.

No Involvement in Certain Legal Proceedings

During the past five years, none of our executive officers/directors:

•

has filed a petition under federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any  partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•

was convicted in a criminal proceeding or named subject of a pending criminal proceeding excluding traffic violations and other minor offenses);

•

was the subject of any order, judgment or decree, not subsequently  reversed, suspended or vacated, of any court of competent jurisdiction,  permanently or temporarily enjoining him or her from or otherwise limiting  his/her involvement in any type of business, securities or  banking  activities;

•

was found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission, to have violated any federal or state securities law, and  the judgment in such civil action or finding by the Securities and  Exchange Commission has not been subsequently reversed, suspended, or vacated.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 60,000,000 shares of stock: 50,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, at  $0.001 par value.

Preferred stock

We have no outstanding preferred shares and we have not established any series or class of preferred shares. Our preferred stock may be issued from time to time in one or more series.  Our board of directors has the authority to designate the rights and preferences of our preferred shares in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common stock

We have 6,146,600 shares of our common stock currently issued and outstanding.  All common shares have equal voting rights and are not assessable. Voting rights are not cumulative.  The holders of more than 50% of the voting stock could, if they chose to do so, elect all of the directors. Upon liquidation, dissolution or winding up of The Andina Group and after the payment of liabilities and satisfaction of all claims our assets will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any additional securities and they have no right to require us to redeem or purchase their shares.

Holders of our common stock are entitled to share equally in dividends when, as and if declared by the board of directors, out of funds legally available for that purpose after payment of any dividends to the holders of our preferred stock. There are no preferred shares currently issued. We have not paid any cash dividends on our common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Market For Our Shares

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained.  A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public re-sales.  Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.  In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares.  No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.

Effect of Penny Stock Reform Act and Rule 15g-9

When and if we have a market for our common stock, shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a “penny stock” unless it is:

•

listed on approved national securities exchanges;

•

a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that  national exchange;

•

a security listed on NASDAQ;

•

a security of an issuer that meets minimum financial  requirements; or

•

a security with a price of at least $5.00 per share in the  transaction in question or that has a bid quotation, as defined  in the Rule, of at least $5.00 per share.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market

Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market. Newly adopted regulations will require a two-business day delay prior to execution of a trade in a penny stock by a broker dealer. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Possible Issuance of Additional Securities

We may need additional financing to grow our proposed business.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Shares Eligible for Future Sale

Currently, we have 6,146,600 shares of common stock outstanding.  We are registering 2,146,600 selling stockholder shares pursuant to this registration statement; accordingly, the 2,146,600 shares will be freely transferable without restriction or further registration under the Securities Act so long as this registration statement remains in effect.

All of our issued and outstanding shares of common stock are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act, and as such may only be sold pursuant to an effective registration statement under the Securities Act, such as this one, or in compliance with the exemption provisions of Rule 144 or pursuant to another exemption under the Securities Act.  As we are registering 2,146,600 shares for resale in this registration statement there will be remaining 4,000,000 shares of restricted securities eligible for resale pursuant to an applicable exemption such as Rule 144. One shareholder, an officer/director, owns the 4,000,000 shares, and is deemed an affiliate. The 4,000,000 shares are more than two years old.

In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's common stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates may sell unrestricted securities in compliance with Rule 144 subject to the holding period requirement. A person who is not an affiliate, who has not been an affiliate within three months prior to sale, and who has beneficially owned the restricted securities for at least two years, is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. Rule 144, however, has been amended effective February 15, 2008.  Under the new Rule 144, the holding period will decrease to six months after which resales can be made by affiliates if current public information is available, subject to volume limitations and manner of sale requirements, and subject to the filing of a Form 144.  Resales for non-affiliates under the amended Rule can be made after six months and are unlimited so long as current public information exists. After one year non-affiliates need not comply with Rule 144.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

OTC Bulletin Board

We intend to apply to have our shares cleared for trading on the Over the Counter Bulletin Board (OTCBB).  We have not, as of the date of this prospectus, approached any broker-dealer regarding application for quotation on the OTCBB nor do we have a proposed symbol.

Holders

We currently have 46 shareholders.

Dividends

We have never paid dividends on our common stock.  The Board of Directors presently intends to pursue a policy of retaining earnings, if any, for use in our operations and to finance expansion of our business.  Any declaration and payment of dividends in the future, of which there can be no assurance, will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors. There are presently no dividends accrued or owing with respect to our outstanding stock. No assurance can be given that dividends will ever be declared or paid on our common stock in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Other Provisions

Our company's legal counsel has determined our shares of common stock offered by this prospectus, are duly and validly issued, fully paid and non-assessable.

You will have no preemptive rights with respect to any shares of our capital stock or any other securities convertible into our common stock or rights or options to purchase any such shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the experts or counsel named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of The Andina Group.  Further, none of the experts or counsel was hired on a contingent basis or will receive a direct or indirect interest in The Andina Group. Our legal counsel is Justeene Blankenship, PLLC. Our financial statements have been audited by the independent registered public accounting firm of Madsen and Associates, LLC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of The Andina Group in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Business Development, History and Organization

We originally incorporated in the State of Nevada on June 17, 2004 as The Andina Group, Inc. for the purpose of selling multi-media marketing services and other related services to network marketing groups. Specifically, we assist network marketers in using marketing tools such as public relations, advertising, direct mail, collateral development, electronic communication and promotion as tools to increase product and service awareness. We started conducting our operations in 2004 and recently moved out of the development stage. We have only had limited revenues and operate at a loss.

Our Business

Principal Services

We specialize in offering integrated multi-media promotional services to small network marketing organizations to promote sales of their products or services and grow their business. Specifically, we assist network marketers, especially distributors of an acai berry health juice product, in using marketing tools such as public relations as well as developing and utilizing such services as advertising, direct mail, electronic communication, and promotion as tools to increase product and service awareness. We offer quality marketing strategies and services at competitive rates. Our goal with each client is to provide overall marketing strategies for their business along with marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying.  We typically begin with a consultation with a potential client to determine the client’s needs and goals; we then implement a plan to meet those goals utilizing one or more of our services.  Currently, our business consists of four primary services which are provided by our president or by subcontractors:

•

public relations and event promotions

•

collateral development

•

print advertising services, and

•

multi-media marketing services

Public Relations and Event Promotions – public relations includes arranging and conducting programs to facilitate contact between organization representatives and the public such as setting up speaking engagements, including speech preparation; event promotions include developing marketing strategies for events from trade shows and exhibitions to smaller house parties always with a focus on achieving as wide an audience as possible.

Collateral Development – includes the preparation of newsletters and brochures and establishing direct mail campaigns.

Print Advertising Services – we work with print advertisers such as community newspapers, small production specialized magazines, and fliers to get our clients information out to their market.

Media Marketing Services - offers services for Internet, television, radio, and print advertising including graphic design and educational media with the ultimate goal of connecting companies to their target audience through innovative, non-traditional media and marketing properties.

Our Market

Our market consists of small businesses and individuals especially those involved in network marketing.  Management has determined to target this market because it is a rapidly growing market and because management’s own expertise in network marketing sales will provide an advantage in both soliciting and satisfying clients and increasing their sales results.  We will rely on the following to attract clientele:

•

reputation,

•

word-of-mouth,

•

experience,

•

competitive prices,

•

participation in trade shows that are attended by network marketing distributors

We will also offer our services to other small businesses when and if opportunities arise and may re-focus on such broader market in the future if the network marketers niche does not meet our growth expectations.

Distribution Methods of our Service

Our clients are serviced through telephone, Internet and on-site.

Competitive Business Conditions; Competitive Position; Methods of Competition

The market for comprehensive advertising and marketing services is highly fragmented and intensely competitive. In order to compete effectively in the advertising and marketing services industry, a company must provide a wide range of quality services and products at a reasonable cost. In providing our services, we will compete with national and international advertising and marketing firms such as BSMG Worldwide, Golin/Harris International, Porter/Novelli International and Weber Public Relations Worldwide, as well as local agencies throughout the United States. Many of our competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us. Most have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for advertising and marketing services. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our objectives.

Because we are a small company with few resources we are at a competitive disadvantage.  Our method of competition will be to focus on a very specific market and grow with that market.  Because we are familiar with our markets product and services, it is our belief we have an opportunity to penetrate that market from the ground floor.  However, the market could prove to be too small to generate sufficient cash flows. If we expand our market we will experience more intense competition,

Dependence on one or a few major customers

We currently have only one client; and, since we began generating revenues in 2006, all of our revenues have been generated by that one client who is also a related party. Therefore, we rely on a very limited number of clients (currently only one) to generate revenues. Although Management is actively soliciting new customers, we continue to seek clients from a very narrow and limited market segment.  Because we have one client and provide services on an individualized, per-job basis, the completion of a job or the loss of that client would have a substantial negative impact our cash flows. We have had no formal contracts with our client regarding our services.

Patents, trademarks, licenses, franchises, concessions, royalty agreements, labor contracts

None.

Need for government approval

None.

Effects of existing or probable governmental regulations

None.

Research and development in the last two years

During the past two years, we spent no money on research.  All funds attributed to the development of our business have been included with our other operating expenses.

Costs and effects of compliance with environmental laws

None.

Number of employees

We have no employees except our officer/director who performs both administrative services and sales services.  This individual does not devote full time efforts to The Andina Group. Currently, Burke Green devotes approximately 10-20 hours per week. We have no intention of hiring any additional personnel until warranted.

Reports to Security Holders

We have filed a Registration Statement on Form SB-2 to which this Prospectus is made a part of with the Securities and Exchange Commission (“SEC”.)  Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Securities and Exchange Act or 1934 (the “Exchange Act”.) We will file annual, quarterly and other reports with the SEC.

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION

Executive Overview

We were founded a little over three years ago. We have had only limited revenues and have operated at a loss.  We provide multi media marketing services to small business and network marketing groups. Management intends to focus on this relatively small market in hopes our business will grow as this particular segment grows.  We will continue to provide services for other small businesses when and if the opportunity arises.

Market Focus

The determination to concentrate our business on network marketers was based on management’s belief this focus could ultimately result in more and regular clients if we can manage to grow with the respective distributor networks. We also considered that our president has experience in that industry as a former network marketers making him better qualified to serve that market group as well as other network marketers than small businesses in general.  A third factor in the decision is management’s belief that competition will be less intense than for business in the broader small business arena if we specialize in and capture this relatively small market niche where we will be able to rely more heavily on referrals, reputation, and word-of-mouth to increase business.

Decision to “Go Public”

During 2007, despite the anticipated increase in professional costs, management also made the determination to go public.   Management believes it will be the best opportunity to position The Andina Group to raise additional funds for both operations and business expansion, which outweighs the increased costs and burdens placed on our cash flows.  Our private investors had no influence on the decision.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Results of Operations – Three Months Ended September 30, 2007 and 2006

The following discussions are based on the financial statements for the three months ended September 30, 2007 and 2006.  The discussions are summary and should be read in conjunction with the financial statements and notes included with this Prospectus.

Comparison of September 30, 2007 and 2006 - Three Months Ended Operations

	Sept. 30, 2007	Sept. 30, 2006
Revenues	$ 8.000	$ -
Sale and Administrative Expenses	7,698	18
Operating Income (Loss)	302	(18)
Net Income (Loss)	302	(18)
Net Loss per Share	0.00	(0.00)

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   We had $8,000 in revenues in our three months ended September 30, 2007, compared to no revenues in that period in 2006. During the first quarter ended September 30, 2007, we derived revenues from only one client. Lack of revenues in the first quarter of 2006 is due to the fact that we had not yet begun generating revenues from operations.

Expenses/Loss from Operations

Expenses associated with operations were $7,698 in the quarter ended September 30, 2007 resulting in income from operations for the period of $302. The prior year’s September 30 quarter ended had only $18 in expenses since we had not yet begun substantive operations, and a net loss from operations of the same.  Our largest expense in the period ended September 30, 2007 was consulting expenses and professionally fees of $6,500.

Net Income/Loss

We suffered a net loss in the three months ended September 30, 2006 of $18 compared to net income of $302 this year in the same three-month period.

Results of Operations for our Years Ended June 30, 2007 and 2006

The following discussions are based on the financial statements for the years ended June 30, 2007 and 2006.  The discussions are summary and should be read in conjunction with the financial statements and notes included with this Prospectus

Comparison of June 30, 2007 and 2006 Fiscal Year Operations

	June 30, 2007	June 30, 2006
Revenues	$ 21,000	$ 3,955
Sales and Administrative Expenses	83,616	42,943
Operating Loss	(62,616)	(38,988)
Net Loss	(62,616)	(38,988)
Net Loss per Share	(0.01)	(0.01)

Revenues

Revenues are generated by marketing services provided to our clients and are recognized as earned at the time the services are provided.   We had $21,000 in revenues in our fiscal year ended June 30, 2007 significantly higher than the $3,955 in revenues received during the fiscal year ended June 30, 2006.  Higher revenues this year are due to the fact that we did not begin gearing up our operations and generating revenues until the end of the 2006 calendar year. During our 2007 fiscal year, 100% of these revenues were received from one client who is also a related party.

Expenses/Loss from Operations

Our general and administrative expenses nearly doubled from approximately $83,616 this year from the $42,943 we expensed last year. This resulted in a significantly higher loss from operations during our June 2007 fiscal year of $62,616 compared to an operating loss of $38,988 for our June 2006 fiscal year. Higher expenses this year are mostly due to costs related to operations which were not incurred in the prior year. Expenses this year included approximately $5,900 in advertising costs, nearly the same as the $6,130 we spent in our last fiscal year. Professional fees accounted for approximately $13,000 during FYE 2007 compared to $5,700 in FYE 2006; the increase in professional fees reflects professional development expenses associated with gearing up our business. We expect these fees to rise significantly in the next year during the registration process where we will incur both legal and accounting expenses not reflected on either of the past two years’ income statements. Higher legal and accounting costs will also continue once our registration statement becomes effective and we continue to comply with various SEC rules and reporting requirements.  The largest component of our expenses during the 2007 fiscal year ended was marketing at $48,000 compared to $12,700 spent on marketing during the prior fiscal year; again this was a result of an intensified effort to penetrate our market which was mostly unsuccessful. We did incur lower travel and entertainment expenses this year at approximately $10,800 compared with $15,400 last year.

Net Loss

We suffered a net loss in the year ended June 30, 2007 of $62,616 and a net loss the previous year of $38,988.

Balance Sheet Information

The chart below presents a summary of our balance sheet at June 30, 2007:

Cash	$ 8
Total Current Assets	8
Total Assets	8
Total Current Liabilities	-
Accumulated Deficit	112,249
Total Stockholders Equity	8

We had only $8 at June 30, 2007 due to the minimal revenues we received this year with expenses exceeding cash flows.

We had no liabilities at June 30, 2007.

Commitment and Contingencies

We have no leases in place.

Off-Balance Sheet Arrangements

None.

Liquidity and Capital Resources

Our revenues have not reached a level to support our operations.  Net cash used by operating activities was $62,616 during our year ended June 30, 2007 compared to $38,988 in the prior year. Our primary sources of capital during our last two years are as follows and up through our first quarter of this year ended September 30, 2007:

▪

During our first quarter of this year we had no financing activities; cash flows from operations generated sufficient income to operate our business during the quarter

▪

During FYE 2007, operating losses of $62,616 far exceeded our cash flows from operations of $21,000.  We funded our losses through a private placement of our common stock which provided us with proceeds of $62,600. Stockholders who invested in this private placement are listed in the Selling Stockholder section of this Prospectus.

▪

During the FYE 2006 we funded our losses through a private placement of our common stock which provided us with proceeds of $30,000. Stockholders who invested in this private placement are listed in the Selling Stockholder section of this Prospectus. We also had capital contributions from our former president of $5,255

Plan of Operations for the Next Twelve Months

We have incurred losses since inception and have an accumulated deficit at September 30, 2007 of  $111,847. We have only $310 in cash and no receivables at this time. At our current estimated burn rate of approximately $6,000 - $8,000 per month, we do not have sufficient cash to fund our operations.

During the next twelve months we must continue to find ways to reduce our operating expenses and generate increased cash flows from operations. The “going public” process will place additional burdens on our cash flows in the form of professional fees especially due to our principal financial & accounting officer’s lack of experience in those positions which forces him to seek outside accounting services. Outside accounting services are responsible for reviewing and analyzing the completeness of the accounting information provided by our CFO and then compiling it into a financial statement prior to submission to our independent public accountant for review. We anticipate professional fees will cost us approximately $5,000 - $7,000 per quarter. In addition, these increased fees will not be relieved once we are public because we will continue to require assistance to comply with our reporting obligations under the 1934 Act.

We therefore must seek other means of funding our operations although management has not determined at this time how much money it will need to raise.  We could attempt to receive loans from either related parties such as shareholders or directors, or we could receive loans from unrelated third parties. However, there are no written agreements with any party regarding loans or advances. If these parties do provide loans or advances, we may repay them, or we may convert them into common stock. We do not, however, have any commitments or specific understandings from any of the party or from any individual, in writing or otherwise, regarding any loans or advances or the amounts.

Management also anticipates that additional capital may also be provided by private placements of our common stock.  We would issue such stock pursuant to exemptions provided by federal and state securities laws.  The purchasers and manner of issuance would be determined according to our financial needs and the available exemptions. We do not intend to do a private placement of our common stock at this time.

At this time, we have no commitments from anyone for financing of any type nor have we had any discussions with any party regarding the same nor do we have any private placement or public offering of our common stock.  Management, however, is confident that it will be able to rely on loans from shareholders, a current note holder, or private placements of our stock to provide us with required funding to support our operations for the next twelve months.

We have not, however, as of this date, made any significant effort to investigate or secure additional sources of financing.

DESCRIPTION OF PROPERTY

Our executive offices are located at 1297 N. Jodi Drive, Layton, Utah 84041. The telephone number is (801) 558-2110.

The registered and records office of the company is located at 5017 Wild Buffalo Ave., Las Vegas, Nevada 89131.

The executive office is currently being given to the company at no charge and there are no leases in place. Until such time as it becomes necessary to hire staff, the company has no plans to lease space or purchase any property. Management utilizes space in their own homes to complete day-to-day administrative tasks.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Since the beginning of our last fiscal year and the fiscal year preceding our last fiscal year, the following transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less, and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

Burke Green, our sole director, President, Secretary and Principal Executive and Financial Officer

▪

served as a founder of Andina and purchased 6,000,000 shares of our stock for $2,000 at inception which equaled approximately 98% of our outstanding stock

▪

does not get compensated for services performed on behalf of clients

▪

donates a limited space in his home for use in completing various administrative tasks associated with this business

▪

gifted 6,000 of his shares to 4 individuals in November of 2006; three individuals are non-related parties and one is his wife Brandi Green who received 2,000 shares;

▪

sold 994,000 shares of his shares during November of 2007, in a private transaction, to 5 individuals reducing his position to approximately 81%; three of the five individuals are relatives of Mr. Green

▪

is a principal in KAATN of Wyoming, a networking marketing firm which is our principle source of revenue and sole client

Rebecca Folger,  former President and a founder

▪

made contributions to capital of approximately $10,657 for which there will be no repayment, during 2004 and 2005.

Resolving Conflicts of Interest

Our directors must disclose all conflicts of interest and all corporate opportunities to the entire board of directors. Any transaction involving a conflict of interest will be conducted on terms not less favorable than that which could be obtained from an unrelated third party.

EXECUTIVE COMPENSATION

All Compensation

None our named officers and directors have received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) during the last three completed fiscal years except as set forth in the summary compensation table below.

Summary Compensation Table (1)
Name	Year	Salary ($)	Bonus ($)	Other ($)

Burke Green (2)	2006	0	0	0
PEO, PFO President, Secretary,	2005	0	0	0
Director	2004	0	0	0

(1)

This table represents annual compensation only; there was no long-term compensation paid during the last three years.

(2)

Burke Green became our principal executive officer on July 1, 2006

Options/SAR’s/LTIP’s

None.

Employment Contracts

We currently have no employment agreements or compensatory plan or arrangement in effect with any of our officers or directors.

Termination of Employment or Change in Control Arrangements

None.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with either director for compensation regarding service on the board nor has either of our directors received any compensation for service on our board during the last fiscal year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

▪

The Andina Group, Inc. Financial Statements –September 30, 2007 (Unaudited)

Balance Sheet – September 30, 2007 and June 30, 2007

F-1

Statements of Operations for the three months ended September 30,

    2007 and 2006 and June 17, 2004  (Inception) to Sept. 30, 2007

F-2

Statements of Cash Flows for the three months ended September 30,

   2007 and 2006 and June 17, 2004 (Inception) through September 20, 2007

F-3

Notes to the Financial Statements

F-4

▪

The Andina Group, Inc. Financial Statements - June 30, 2007 (Audited)

Report of Independent Registered Public Accounting Firm

F-6

Balance Sheet – June 30, 2007

Statements of Operations for the years ended June 30, 2007 and 2006

    And Period June 17, 2004 (Inception) to June 30, 2007

F-8

Statement of Changes In Stockholders’ Equity period June 17, 2004

    (Inception)  to June 30, 2007

F-9

Statements of Cash Flows for the Years Ended June 30, 2007 and 2006

    And the period June 17, 2004 (Inception) to June 30, 2007

F-10

Notes to the Financial Statements

F-11

THE ANDINA GROUP, INC.

BALANCE SHEET

September 30, 2007

	September 30, 2007	June 30, 2007
ASSETS

CURRENT ASSETS

Cash	$ 310	$ 8
Total Current Assets	310	8

Total Assets	$ 310	$ 8

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Advances from Shareholder's	$ -	$ -
Total Liabilities	-	-

STOCKHOLDERS' EQUITY

Common Stock	6,147	6,147
6,146,600 issued and outstanding at June 30, 2007;
6,084,000 issued and outstanding at June 30, 2006
Capital in excess of par value	106,010	106,010
Accumulated Deficit	(111,847)	(112,149)
Total Stockholders' Equity	310	8

Total Liabilities and Stockholders' Equity	$ 310	$ 8

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

STATEMENTS OF OPERATIONS

September 30, 2007

	Three Months Ended		June 17, 2004
	Sept. 30	Sept. 30	To Sept. 30
	2007	2006	2007
REVENUES	$ 8,000	$ -	$ 32,955

EXPENSES

Sales and Administrative	7,698	18	144,802
Total Expenses	7,698	18	144,802

Net Income (Loss) from Operations	302	(18)	(111,847)

NET INCOME/LOSS	$ 302	$ (18)	$ (111,847)

NET LOSS PER COMMON SHARE

Basic and Dilutive	$ 0.00	$ (0.00)

AVERAGE OUTSTANDING SHARES
(stated in 1,000's)

Basic	6,146	6,084
Dilutive	6,146	6,084

The accompanying notes are an integral part of these financial statements.

THE ANDINA GROUP, INC.

STATEMNETS OF CASH FLOWS

September 30, 2007

			From June 17, 2004 (Date of Inception) to Sept. 30, 2007
	Three Months Ended
	Sept. 30,2007	Sept. 30,2006
Cash Flows Provided by (Used in) Operating Activities:
Net Income/Loss	$ 302	$ (18)	$ (111,847)
Adjustments to reconcile net loss to net cash provided by operations
Capital stock issued for services	-	-	2,000
Cash Flows Provided by (Used in) Operating Activities	302	(18)	(109,847)

Cash Flows from Investing Activities	-	-	-

Cash Flows from Financing Activities:
Contributions to capital	-	10	10,657
Proceeds from issuance of common stock	-	-	99,500
Cash Flows from Financing Activities	-	10	110,157

Net Increase (Decrease) in Cash	302	(8)	310
Cash at Beginning of Period	8	14	-
Cash at End of Period	$ 310	$ 6	$ 310

The accompanying notes are an integral part of these financial statements.

THE ANDINA GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

1. ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on June 17, 2004 with the name “The Andina Group, Inc.” with authorized capital stock of 60,000,000 shares at $0.001 par value.  These shares consist of 50,000,000 common stock and 10,000,000 preferred stock.

The Company was organized for the purpose of selling multi-media marketing services and other related services to network marketing groups.  These services include marketing tools such as public relations, advertising, direct mail, collateral development, electronic communication, and promotion as tools to increase product and service awareness.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends.

Basic and Dilutive Net Income (Loss) Per Share

Basic net incomes (losses) per share amounts are computed based on the weighted average number of shares outstanding.  Diluted net incomes (losses) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

THE ANDINA GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2007

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial and Concentration Risks

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The Company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.  GOING CONCERN

The Company intends to continue the development of its business interests; however, there is insufficient working capital necessary to be successful in this effort and to service its debt.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through short term related party loans, long term financing, and additional equity funding, which will enable the Company to operate for the coming year.

 MADSEN & ASSOCIATES, CPA’s INC.                                        684 East Vine St . #3

Certified Public Accountants and Business Consultants                               Murray, Utah  84107

                                                                                                                             Telephone 801-268-2632

                                                                                                                             Fax 801-262-3978

Board of Directors

The Andina Group, Inc.

Salt Lake City, Utah

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of The Andina Group, Inc. (development stage company) at June 30, 2007, and the related statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2007 and 2006 and the period June 17, 2004 (date of inception) to June 30, 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Andina Group Inc. at June 30, 2007 and the results of operations, and cash flows for the years ended June 30, 2007 and 2006 and the period June 17, 2004 (date of inception) to June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company will need additional working capital for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Murray, Utah

October 31, 2007                                                     s/Madsen & Associates, CPA’s Inc.

THE ANDINA GROUP, INC.

Development Stage Company

BALANCE SHEET

June 30, 2007

ASSETS
CURRENT ASSETS
Cash	$8

Total Current Assets	8

TOTAL ASSETS	$8

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$-

Total Current Liabilities	-

STOCKHOLDERS' EQUITY
Preferred stock
10,000,000 shares authorized at $.001 par value; none outstanding	-
Common stock
50,000,000 shares authorized, at $.001 par value
6,146,600 shares issued and outstanding	6,147
Capital in excess of par value	106,110
Accumulated deficit	(112,249)
Total Stockholders' Equity	8

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

Development Stage Company

 STATEMENT OF OPERATIONS

For the Years Ended June 30, 2007 and 2006 and the

Period June 17, 2004 (date of inception) to June 30, 2007

			Jun 17, 2004
	Jun 30,	Jun 30,	to Jun 30,
	2007	2006	2007

REVENUES	$21,000	$3,955	$24,955

EXPENSES

Sales and administrative expenses	83,616	42,943	137,204

NET OPERATING LOSS	(62,616)	(38,988)	(112,249)

NET LOSS	$(62,616	$(38,988)	$(112,249)

NET PROFIT PER COMMON SHARE
Basic and diluted	$(.01)	$(.01)	$-

AVERAGE OUTSTANDING SHARES
Basic (stated in 1,000's)	6,121	6,059

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

Development Stage Company

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Period June 17, 2004 (date of inception) to June 30, 2007

	Common Stock		Contributed	Accumulated
	Shares	Amount	Capital	Deficit
Balance June 17, 2004 (date of inception)	-	$-	$-	$-

Issuance of common stock for services founders	6,000,000	6,000	(5,000)	-
Net operating loss June 30, 2004	-	-	-	(1,000)

Balance June 30, 2004	6,000,000	6,000	(5,000)	(1,000)

Issuance of common stock for services	10,000	10	990	-
Issuance of common stock for cash	14,000	14	6,986	-
Contributions to capital – cash	-	-	5,392	-
Net operating loss June 30, 2005	-	-	-	(9,645)

Balance June 30, 2005	6,024,000	6,024	8,368	(10,645)

Issuance of common stock for cash	60,000	60	29,940	-
Contributions to capital - cash	-	-	5,255	-
Net operating loss June 30, 2006	-	-	-	(38,988)

Balance June 30, 2006	6,084,000	6,084	43,563	(49,633)

Issuance of common stock for cash	62,600	63	62,537	-
Contributions to capital - cash	-	-	-	10
Net operating loss June 30, 2007	-	-	-	(62,616)

Balance June 30, 2007	6,146,600	$6,147	$106,110	$(112,249)

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

Development Stage Company

STATEMENT OF CASH FLOWS

For the Years Ended June 30, 2007 and 2006

and the Period June 17, 2004 (date  of  inception)

to June  30, 2007

			Jun 17,
			2004 to
	Jun 30,	Jun 30,	Jun 30,
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(62,616)	$(38,988)	$(112,249)
Adjustments to reconcile net loss to net cash provided by operating activities

Capital stock issued for services	-	-	2,000

Net Change in Cash from Operations	(62,616)	(38,988)	(110,249)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Contributions to capital	10	5,255	10,657
Proceeds from issuance of common stock	62,600	30,000	99,600

Net Change in Cash	(6)	(3,733)	8

Cash at Beginning of Period	14	3,747	-

Cash at End of Period	$8	$14	$8

NON CASH FLOWS
Issuance 6,010,000 common shares for services - 2004-2005	$-	$-	$2,000

The accompanying notes are an integral part of these financial statements

THE ANDINA GROUP, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS

June 30, 2007

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Nevada on June 17, 2004 with authorized common stock of 50,000,000 shares with a par value of $.001 and 10,000,000 preferred shares with a par value of $.001. None of the preferred shares have been issued and the terms have not been established.

The Company is in the business of offering integrated multi-media promotional services to small network marketing organizations to promote sales of their products or services and to assist network marketers and distributors in using marketing tools such as public relations as well as developing and utilizing such services as advertising, direct mail, electronic communication, and promotions to increase product and service awareness.  We offer quality marketing strategies and services for their business along with marketing support services, such as ad design, ad placement strategies, advertising sales, website development, marketing plans, focus groups, and media buying.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On June 30, 2007, the Company had a net operating loss available for carry forward of  $112,249. The income tax benefit of approximately $ 34,000 from the carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has been unable to project a reliable estimated net income for the future.  The net operating loss will expire starting in 2024.

THE ANDINA GROUP, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentrations Risk

All of the Company’s revenues come from a related party.  Future operations of the Company could be seriously effected if the related party ceases doing business with the Company.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due to their short-term maturities.

THE ANDINA GROUP, INC.

Development Stage Company

NOTES TO FINANCIAL STATEMENTS (Continued)

June 30, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its  financial statements.

3.  CAPITAL STOCK

Since inception the Company has issued 6,010,000 private placement common shares for services valued at $2,000 and 136,600 private placement common shares for cash of $99,600.

4.   SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 98 % of the outstanding common capital stock and have made contributions to capital of $ 10,657.

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have sufficient working capital for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  The Andina Group, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Inside Front Page of Prospectus
Prospectus Summary …………………………………	3
Risk Factors …………………………………………...	5
Use of Proceeds ………………………………………	10
Determination of Offering Price………………………	10
Security Ownership of Certain Beneficial Owners and Management…………………………………………..	10
Selling Stockholders…………………………………..	11
Plan of Distribution……………………………………	13
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons…………………………………………………	15	PROSPECTUS
Description of Securities………………………………	16	2,146,600 Common Shares
Market for Common Equity and Related Stockholders Matters…………………………………………………	16
Interests of Named Experts and Counsel……………...	19	January , 2008
Disclosure of Commission Position on Indemnification for Securities Act Liabilities…………………………..	19
Description of Business……………………………….	20
Managements Discussion and Analysis of Financial Condition………………………………………………	23
Description of Property………………………………..	27
Certain Relationships and Related Transactions………	28
Executive Compensation………………………………	29
Changes In and Disagreements With Accountants …...	30
Financial Statements…………………………………..	30

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission or SEC, a registration statement on Form SB-2 under the Securities Act of 1933, as amended, (the Securities Act), for the shares of our common stock being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits. For further information about The Andina Group and the common stock being offered, refer to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by that reference.

A copy of the registration statement and the exhibits may be inspected without charge at the SEC's offices at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Room of the SEC, Washington, D.C. 20549 upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC- 0330. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as this company that file electronically with the SEC. As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

1)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2)

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

3)

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4)

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

a)

By the stockholders;

b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c)

If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

d)

The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5)

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VII of our Amended Restated Articles of Incorporation specifically limits liability of our officers and directors and states:

“A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.”

Article X, Sections 1 though 7, of our Bylaws also provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the The Andina Group, Inc. All amounts are estimates, other than the Securities and Exchange Commission registration fee,

Securities and Exchange Commission registration fee

$       84.36

Accounting fees and expenses

  10,000.00

Legal fees

    8,000.00

Miscellaneous expenses

       915.64

              Total

$20,000.00

ITEM 26.  RECENT SALES OF SECURITIES

The following consists of all issuances of unregistered securities in the last three years.  Each of the individuals who purchased shares in the transactions describe below is identified by name in the “SELLING STOCKHOLDER” section of the Prospectus related to this registration statement. The following does not include issuances prior to three years including the 6,000,000 shares issued at inception in June 2004.

•

In June 2005, we issued 10,000 unregistered common shares to Ken Porter for $5,000 and 10,000 shares to John Chris Kirch for service valued at $1,000

•

In July/ August 2005, we issued 60,000 unregistered common shares to 3 individuals for $60,000:  Shon Val Kunz (20,000), Joseph Lilly (20,000) and Kelly Trimble (20,000);

•

In October 2006, we issued 7,500 unregistered common shares to 5 individuals for $7,500: Randy Carsen (2,500), Catherine Carson (2,500), Val Kunz (1,000), Sid Kunz (1,000), and Scott Kunz (500).

•

In November 2006, we issued 20,000 unregistered common shares to 4 individuals for $20,000: Mark Bowman (5,000);  Mark Fawcett (5,000); Beth Joseph (5,000) and Kevin Joseph (5,000).

•

In January 2007, we issued 6,100 unregistered common shares to 17 individuals for $6,100 (each of these individuals is listed in the selling shareholder section of the Prospectus)

•

In February 2007, we issued 3,500 unregistered common shares to Mary Mahoney for $3,500.

•

In March 2007, we issued 25,500 unregistered common shares to 4 individuals for $25,500: Randy Carson (5,000), Derek Fox (10,000), D. Steinhous (500)  and Darin Wilson (10,000).

The foregoing private transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, as amended, as issuances “not involving a public offering”.  We believe that each of these purchasers (i) was aware that the securities had not been registered under federal securities laws, (ii) acquired the securities for his/her/its own account for investment purposes and not with a view to or for resale in connection with any distribution for purpose of the federal securities laws, (iii) understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition,  (iv) was aware that the certificate representing the securities would bear a legend restricting their transfer, and (v) was “accredited” and/or “sophisticated”.  We believe that, in light of the foregoing, the sale of our securities to the respective acquirers did not constitute the sale of an unregistered security in violation of the federal securities laws and regulations by reason of the exemptions provided under Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)

EXHIBITS

Exhibit No.     Description

3.1

Amended Restated Articles, filed on January 28, 2008 with the State of Nevada

3.2

By-laws

4.1

Sample Stock Certificate

5.1

Opinion on Legality

23.1

Consent of Madsen and Associates, LLC

23.2

Consent of Justeene Blankenship, PLLC. (contained in Exhibit 5.1)

(B)

FINANCIAL STATEMENTS

All applicable information is included in the audited financial statements.

ITEM 28.  UNDERTAKINGS.

Pursuant to Rule 415 of the Securities Act of 1933, the undersigned registrant hereby undertakes to:

(1)

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement which will include any prospectus required by Section 10(a)(3) of the Securities Act; reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and include any additional or changed material information on the plan of distribution;

(2)

for the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)

to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned small   business issuer relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(4)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on January 31, 2008

THE ANDINA GROUP, INC.

By: /s/ Burke Green

Burke Green,

Principal Executive Officer and

Director

In accordance with the requirements of the Securities Act of 1933,  this registration statement has been signed by the following persons in the capacities and on the dates stated.

NAME

TITLE

 DATE

/s/ Burke Green

President, Principal Executive

January 31, 2008

Burke Green

Officer, Principal Financial &

Accounting Officer, Secretary

and Director